                                                                 EXHIBIT 23.1

                        INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
Datascope Corp.:

We consent to the incorporation by reference in this Registration Statement of Datascope Corp. on Form S-3 of our report dated July 28, 1998 appearing in and incorporated by reference in the Annual Report on Form 10-K of Datascope Corp. for the year ended June 30, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York
January 29, 1999


                                      22